                                   FORM S-8

            Registration Statement Under The Securities Act of 1933


                             Torchmark Corporation
            (Exact name of registrant as specified in its charter)


         Delaware                                                63-0780404
(State or other jurisdiction                                  (I.R.S. Employer
    or incorporation or                                      Identification No.)
      organization)


              2001 Third Avenue South, Birmingham, Alabama     35233
             (Address of Principal Executives Offices)       (Zip Code)


                Torchmark Corporation 1998 Stock Incentive Plan
                           (Full title of the plan)


                                Carol A. McCoy
                         Associate Counsel & Secretary
                             Torchmark Corporation
                            2001 Third Avenue South
                             Birmingham, AL 35233
                    (Name and address of agent for service)


                                (205) 325-4243
         (Telephone number, including area code, of agent for service)


                                       Calculation of Registration Fee
------------------------------------------------------------------------------------------------------------------
                                                       Proposed               Proposed                Amount
Titles of                                              maximum                maximum                 of
Securities to                  Amount to be            offering               aggregate offering      registration
be registered                  registered              price per unit/1/      price                   fee
------------------------------------------------------------------------------------------------------------------
Torchmark Corporation          5,000,000 shares        $  25.0625               $ 125,312,500           $ 33,083
Common Stock and non-
qualified stock options
for such common shares

------------

/1/ Calculated pursuant to Rule 457(c) and (h)(1) based upon the average of the high and low prices reported for Torchmark Corporation common stock in the consolidated reporting system on June 26, 2000.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

     Torchmark Corporation (the "Registrant" or the "Company") and the Torchmark Corporation 1998 Stock Incentive Plan (the "Plan") hereby incorporate by reference into this Registration Statement the following documents:

     (a) Registrant's latest annual report on Form 10-K filed pursuant to
         Section 13(a) of the Securities Exchange Act of 1934 for the most recent fiscal year;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant document referenced to in (a) above; and

     (c) The description of Registrant's common stock contained in the Form 10 Registration Statement filed under the Securities and Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4.  Description of Securities.
-----------------------------------

     The class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

Item 5.  Interests of Named Experts and Counsel.
------------------------------------------------

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.
---------------------------------------------------

     Section 1 of Article Ninth of the Restated Certificate of Incorporation of the Registrant provides that a director will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (a) for any breach of the duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for paying a dividend or approving a stock repurchase in violation of the Delaware General Corporation Law (the "Act"), or (d) for any transaction from which the director derived an improper personal benefit.

     Section 2(a) of Article Ninth provides that each person who was or is made a party or is threatened to be made a party to, or is involved in, specific actions, suits or proceedings by reason of the fact that he or she is or was a director or officer of the Registrant (or is or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by the Registrant, to the full extent authorized by the Act, as in effect (or, to the extent indemnification is broadened, as it may be amended) against all expense, liability or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection therewith. With respect to derivative actions, indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and the Act requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Registrant. Rights conferred hereby are contract rights and include the right to be paid by the Registrant the expenses incurred in defending the proceedings specified above, in advance of their final disposition; provided that, if the Act so requires, such payment will only be made upon delivery to the Registrant by the indemnified party of an undertaking to repay all amounts advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified under such Section 2(a) or otherwise. The Registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 2(b) of Article Ninth provides that persons indemnified under
Section 2(a) may bring suit against the Registrant to recover unpaid amounts claimed thereunder, and that if such suit is successful, the expense of bringing such suit will be reimbursed by the Registrant. While it is a defense to such a suit that the person claiming indemnification has not met the applicable standards of conduct making indemnification permissible under the Act, the burden of proving the defense is on the Registrant and neither the failure of the Registrant's Board of Directors, independent legal counsel or the shareholders to have made a determination that indemnification is proper, nor an actual determination that the claimant has not met the applicable standard of conduct is a defense to the action or creates a presumption that the claimant has not met the applicable standard of conduct.

     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in paragraphs 2(a) and 2(b) of Article Ninth is not exclusive of any other right which any person may have or acquire under any statute, provision of the Certificate of Incorporation or By-Laws, or otherwise. The Registrant may maintain insurance, at its expense, to protect itself and any directors, officers, employees or agents of the Registrant or other entity against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such persons against such expense, liability or loss under the Act.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------

     Not Applicable.

Item 8.  Exhibits.
------------------

     (4)(a) Torchmark Corporation 1998 Stock Incentive Plan (incorporated by reference from Exhibit 10(n) to the Torchmark Corporation Form 10-K for the fiscal year ended December 31, 1998)

     (5)(a)    Opinion regarding legality of securities registered

     (23)(a) Consent of Deloitte & Touche LLP to incorporation by reference of their audit report of January 28, 2000, into the Form S-8 Registration Statement and the accompanying Form S-3 Resale Prospectus for the Torchmark Corporation 1998 Stock Incentive Plan, including their consent to be named as an Expert in the Resale Prospectus.

     (23)(b) Consent of KPMG LLP to incorporation by reference of their audit report of January 29, 1999, except for Note 18, which is as of February 10, 1999, into the Form S-8 Registration Statement and the accompanying Form S-3 Resale Prospectus for the Torchmark Corporation 1998 Stock Incentive Plan, including their consent to be named as an Expert in the Resale Prospectus.

     (23)(c)   Consent of Carol A. McCoy, Esq. (Contained in Exhibit 5(a))

     (24)      Powers of attorney

     (99)      Resale Prospectus


Item 9.  Undertakings.
----------------------

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 30, 2000.

                                    TORCHMARK CORPORATION


                                    By:           *
                                        ----------------------------------------
                                        C.B. Hudson
                                        Chairman, President, Chief
                                        Executive Officer and Director


                                                  *
                                        ----------------------------------------
                                        Gary L. Coleman
                                        Executive Vice President and Chief
                                        Financial Officer (Principal Accounting
                                        Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


               *                                            *
------------------------------------       -------------------------------------
David L. Boren, Director                   Joseph L. Lanier, Jr., Director


               *                                            *
------------------------------------       -------------------------------------
Joseph M. Farley, Director                 Harold T. McCormick, Director


               *                                            *
------------------------------------       -------------------------------------
Louis T. Hagopian, Director                George J. Records, Director


               *                                            *
------------------------------------       -------------------------------------
R.K. Richey, Director                      Mark S. McAndrew, Director

               *
------------------------------------
Lamar C. Smith, Director


*By: /s/ Carol A. McCoy                    Date: June 30, 2000
     ------------------
     Carol A. McCoy,
     Attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, the Compensation Committee, as Administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 30, 2000.


                                       TORCHMARK CORPORATION
                                       1998 STOCK INCENTIVE PLAN

                                       By:  COMPENSATION COMMITTEE OF THE
                                       BOARD OF DIRECTORS OF TORCHMARK
                                       CORPORATION, as Administrator


                                       By:                *
                                           -------------------------------------
                                           Louis T. Hagopian, Chairman


                                                          *
                                           -------------------------------------
                                           Joseph M. Farley


                                                          *
                                           -------------------------------------
                                           Joseph L. Lanier, Jr.



* By: /s/ Carol A. McCoy
      ------------------
      Carol A. McCoy
      Attorney-in-Fact